Exhibit 99

MAYVILLE ENGINEERING COMPANY ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE MID-STATES ALUMINUM CORP.

Acquisition to provide MEC strategic capabilities expansion within lightweight materials

Acquisition expected to be immediately accretive, excluding transaction costs, to MEC’s EPS, Adjusted EBITDA and Free Cash Flow at closing

MEC to host MSA acquisition conference call and webcast at 8:00 a.m. Eastern Time on Tuesday, June 20, 2023

MAYVILLE, Wis., June 20, 2023 -- Mayville Engineering Company, Inc. (NYSE: MEC) (the “Company” or “MEC”), a leading value-added provider of design, prototyping and manufacturing solutions serving diverse end-markets, today announced a definitive agreement to acquire privately held Mid-States Aluminum Corp. (“MSA”) for a total consideration of approximately $96 million, subject to customary adjustments.  The proposed acquisition is expected to close during the third quarter 2023, subject to the satisfaction of customary closing conditions.

Wisconsin-based MSA is an industry-leading, vertically integrated manufacturer of custom aluminum extrusions and fabrications.  MSA offers value-added services that include design, engineering, extrusions, fabrication, anodizing and finishing, assembly, and packaging.  For nearly 60 years, MSA has served major OEMs in the Building and Construction, Recreational, Medical, Agriculture, Transportation and other diverse end-markets. MSA operates two state-of-the-art facilities, both in Fond du Lac, Wisconsin, that include approximately 325,000 square-feet of manufacturing space.

“MSA is an established provider of aluminum extrusions, whose history of growth and innovation, attractive margin profile, deep customer relationships and diverse end-markets are highly complementary to our existing business,” said Jag Reddy, President and Chief Executive Officer.  “Upon closing of the acquisition, MSA will be immediately accretive, excluding transaction costs, to MEC’s earnings per share, Adjusted EBITDA margin and free cash flow.”

“Our acquisition of MSA will accelerate the expansion of MEC’s capabilities into lightweight materials fabrication, a designated strategic priority highlighted within our MBX value creation framework,” continued Reddy.  “MSA’s state-of-the-art design, engineering and manufacturing capabilities are highly complementary to our existing operations, providing a platform for higher-margin profitable growth within growing adjacent markets.”

“Customer demand for fabrications expertise within aluminum and other lightweight materials continues to increase,” stated Reddy.  “The addition of MSA will position us to grow our share-of-wallet with existing accounts, while building leading market positions within nascent, high-potential industries that require the full lifecycle of solutions that we offer.  During the next three years, we anticipate significant synergies to result from this transaction, consistent with our long-term focus on margin expansion and profitable growth,” concluded Reddy.

“We are excited to welcome MSA’s 250 employees to the MEC family,” concluded Reddy.  “Our shared commitment to product innovation, performance excellence, customer-centric relationships and long-term value creation will help us further deliver on our MBX initiatives, while continuing to build a market-leading brand of scale.”

TRANSACTION OVERVIEW

MSA brings to MEC an established track record of financial and operational execution.  For the full-year 2022, MSA recorded total revenue and Adjusted EBITDA of approximately $86 million and $16 million, respectively, resulting in an Adjusted EBITDA margin of more than 18%.  Upon closing, the transaction will be immediately accretive, excluding transaction costs, to MEC’s earnings per share, Adjusted EBITDA and free cash flow.

MEC intends to fund the transaction with an amendment to its existing credit agreement that increases the revolving credit facility size to $250 million. At closing, MEC anticipates its pro-forma ratio of net debt to Adjusted EBITDA will be approximately 2.5x - 2.8x. Given the expected cash generation of the combined company, MEC intends to reduce its net leverage within the first 18 months after the closing of the transaction to 1.5x - 2.0x.

Based on current expectations and market conditions, the Company expects that the MSA acquisition will contribute between $30 - $35 million of net sales and between $4 - $6 million in Adjusted EBITDA for the fiscal year 2023.

STRATEGIC RATIONALE

●	MSA gives MEC light-weight materials fabrication capabilities. The addition of MSA’s state-of-the-art aluminum extrusions and fabrication capabilities will position MEC as a leading domestic manufacturing partner for large OEMs. The addition of these capabilities’ further positions MEC to capture demand for its services being created by multi-year onshoring and energy transition trends.
●	MSA provides new cross-selling opportunities to grow share-of-wallet with existing customers. Many of MEC’s large and longstanding customers in the Commercial Vehicle, Power Sports, Agriculture and Construction & Access markets have indicated an immediate need for aluminum fabrication capabilities. Through the MSA acquisition, MEC will be able to actively meet this existing customer demand, creating attractive revenue synergies.
●	MSA expands MEC’s service capabilities within growing adjacent markets. MEC remains committed to concentrating its market expansion activities within emerging technologies, such as Battery Electric Vehicles, where demand for light-weight material product design, engineering and fabrication solutions continue to accelerate. The addition of MSA’s aluminum fabrication capabilities will position MEC to become an early mover of scale within these vertical markets.
●	MSA brings a superior margin profile to MEC. The acquisition of MSA is expected to be immediately accretive, excluding transaction costs, to MEC at transaction closing. During the three-years ended 2022, MSA has generated an average Adjusted EBITDA margin of 15.6%, or 530 basis points above MEC’s Adjusted EBITDA margin during the same period.
●	MSA provides a complementary domestic manufacturing footprint. Given MEC’s existing domestic manufacturing footprint, the location of MSA’s facilities will allow for an easier integration into MEC’s existing network and process flow. The Company anticipates no material disruption to operations at either MEC or MSA during the integration period, which is expected to conclude by the end of 2023.

MSA ACQUISITION CONFERENCE CALL

A conference call will be held today at 8:00 a.m. Eastern Time to discuss MEC’s acquisition of MSA and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the MEC corporate website at https://ir.mecinc.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

For telephone access to the conference, call (833) 470-1428 within the United States, or call (833) 950-0062 within Canada and please use the Access Code: 287374.

ABOUT MAYVILLE ENGINEERING COMPANY

Founded in 1945, Mayville Engineering Company is a leading U.S.-based, vertically-integrated, value-added manufacturing partner providing a full suite of manufacturing solutions from concept to production, including design, prototyping and tooling, fabrication, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicles, construction & access equipment, powersports, agriculture, military and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 20 facilities across seven states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly, and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting.

ABOUT MID-STATES ALUMINUM CORP.

Founded in 1964, Mid-States Aluminum Corp. is an industry-leading aluminum extrusion manufacturer with value-added capabilities including design and engineering services, extrusions, fabrication, anodizing and finishing, assembly and packaging. MSA serves the Building and Construction, Recreational, Medical, Agriculture, Transportation, and other diverse end markets.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect plans, estimates and beliefs. Such statements involve risk and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements as a result of various factors. Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to: macroeconomic conditions, including inflation, rising interest rates and recessionary concerns, as well as ongoing supply chain challenges, labor availability and cost pressures, and the COVID-19 pandemic, have had, and may continue to have, a negative impact on our business, financial condition, cash flows and results of operations (including future uncertain impacts); risks relating to developments in the industries in which our customers operate; risks related to scheduling production accurately and maximizing efficiency; our ability to realize net sales represented by our awarded business; failure to compete successfully in our markets; our ability to maintain our manufacturing, engineering and technological expertise; the loss of any of our large customers or the loss of their respective market shares; risks related to entering new markets; our ability to recruit and retain our key executive officers, managers and trade-skilled personnel; volatility in the prices or availability of raw materials critical to our business; manufacturing risks, including delays and technical problems, issues with third-party suppliers, environmental risks and applicable statutory and regulatory requirements; our ability to successfully identify or integrate acquisitions; our ability to develop new and innovative processes and gain customer acceptance of such processes; risks related to our information technology systems and infrastructure; geopolitical and economic developments, including foreign trade relations and associated tariffs; results of legal disputes, including product liability, intellectual property infringement and other claims; risks associated with our capital-intensive industry; risks related to our treatment as an S Corporation prior to the consummation of our initial public offering; risks related to our employee stock ownership plan’s treatment as a tax-qualified retirement plan; and other factors described in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as such may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q. This discussion should be read in conjunction with our audited consolidated financial statements included in the Company’s previously filed Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INVESTOR / MEDIA CONTACT

Stefan Neely or Noel Ryan
(615) 844-6248
MEC@val-adv.com